SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 13, 2007

STATION CASINOS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 495-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 14, 2007, Station Casinos, Inc. (the “Company”) entered into an Executive Employment Agreement with Kevin L. Kelley, pursuant to which Mr. Kelley will be employed as Executive Vice President and Chief Operating Officer of the Company effective January 7, 2008.  The description of Mr. Kelley’s Executive Employment Agreement set forth in Item 5.02(c)(3) below is incorporated by reference herein.  A copy of the press release announcing the appointment of Mr. Kelley as Executive Vice President and Chief Operating Officer of the Company and the resignation of William W. Warner (see Item 1.02) is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

(a) On December 13, 2007, William W. Warner, Executive Vice President and Chief Operating Officer of the Company, resigned his employment with the Company.  That resignation terminates the Executive Employment Agreement dated as of November 7, 2007 by and between the Company and Mr. Warner.

As a result of Mr. Warner’s resignation, all of the Class B Units of FCP Class B Holdco LLC (“FCP Class B Holdco”) and all of the Class C Units of Fertitta Colony Partners LLC (“Fertitta Colony Partners”) and Fertitta Partners LLC (“Fertitta Partners”) held directly or indirectly by Mr. Warner shall be forfeited effective as of December 13, 2007, while all of the Class A Units of Fertitta Partners held directly or indirectly by Mr. Warner shall be governed by the terms of the Amended and Restated Operating Agreement of Fertitta Partners dated as of November 7, 2007, as amended.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As set forth in Item 1.02 above, William W. Warner resigned as Executive Vice President and Chief Operating Officer of the Company effective December 13, 2007.  Prior to his resignation, Mr. Warner was the Company’s principal operating officer.

(c) (1) On December 14, 2007, the Company appointed Kevin L. Kelley as Executive Vice President and Chief Operating Officer, with Mr. Kelley’s initial term of employment to commence on January 7, 2008.  Upon the commencement of his employment, Mr. Kelley will become the Company’s principal operating officer.

(2) Prior to his appointment as Executive Vice President and Chief Operating Officer, Mr. Kelley, age 50, was employed as Senior Vice President for Las Vegas Sands Corp.  From January 2003 to May 2006, he served as President and Chief Operating Officer of Hard Rock Hotel, Inc. (“Hard Rock”).  Prior to joining Hard Rock, Mr. Kelley served the Company in various capacities from August 1993 to January 2003, most recently as President of Westside Operations, where he oversaw all operations of the Company’s five west side properties.

(3) In connection with Mr. Kelley’s appointment as Executive Vice President and Chief Operating Officer of the Company, the Company and Mr. Kelley entered into an Executive Employment Agreement (the “Employment

Agreement”) on December 14, 2007.  The Employment Agreement provides for the payment of a base salary in the amount of $1,000,000 (to be reviewed annually for increase but not decrease), an annual cash bonus to be based on Mr. Kelley’s performance and to be determined by the Company’s Board of Directors, participation in the Company’s Deferred Compensation Plan, and the inclusion of Mr. Kelley in all benefit plans and programs of the Company made available to the Company’s executive officers or salaried employees generally.  The Employment Agreement shall terminate on January 6, 2013, but is subject to automatic five-year extensions unless the Company or Mr. Kelley gives notice at least six months prior to the end of the then-current term or unless the Employment Agreement is otherwise terminated pursuant to the terms thereof.

Under the Employment Agreement, Mr. Kelley will also receive equity awards in certain of the Company’s direct and indirect parent companies, including 1.667 Class B Units in FCP Class B Holdco, 92,893 Class C Units in Fertitta Colony Partners and 29,431 Class C Units in Fertitta Partners.

Under the Employment Agreement, Mr. Kelley also is entitled to certain other benefits and perquisites in addition to those made available to the Company’s management generally. These other benefits include participation in the Company’s Supplemental Management Retirement Plan, participation in the Company’s Special Long-Term Disability Plan, group health insurance coverage through such executive group health insurance plan as the Company may select, and term life insurance coverage in the aggregate amount of not less than $4 million. Perquisites include but are not limited to payment or reimbursement for the cost of an annual physical examination, four weeks of vacation per year, and payment or reimbursement of initiation and annual membership fees for a country club, lunch club and fitness club.  Mr. Kelley is also entitled under the Employment Agreement to receive reimbursement for all reasonable out-of-pocket expenses incurred by him in relocating from Macao Special Administrative Region to Las Vegas, Nevada.

The Employment Agreement also provides for payments to be made to Mr. Kelley if his employment is terminated (i) as a result of death or disability, (ii) for cause, or (iii) without cause, or upon the consummation of certain change of control transactions.

The Employment Agreement also provides that Mr. Kelley shall devote his full time and attention to the business and affairs of the Company.  The Employment Agreement does not prohibit Mr. Kelley from engaging in charitable and community affairs or managing personal investments during the term of his employment.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Employment Agreement which is attached as Exhibit 10.1 and incorporated herein by reference.

(d) (1) Dr. James E. Nave, D.V.M. and Jonathan H. Grunzweig were appointed to the Company’s board of directors at a meeting of the board of directors of the Company held on December 19, 2007.  Dr. Nave served as a director of the Company from March 2001 until the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of February 23, 2007 and amended as of May 4, 2007 (the “Merger Agreement”) among the Company, Fertitta Colony Partners and FCP Acquisition Sub on November 7, 2007 (such transactions, the “Merger”).  Mr. Grunzweig is a Principal and the Chief Investment Officer of Colony Capital, LLC.

(2) Dr. Nave was appointed as a director by Frank J. Fertitta III and Lorenzo J. Fertitta and Mr. Grunzweig was appointed as a director by Thomas J. Barrack, Jr.  Each such appointment was made in accordance with the

Equityholders Agreement by and among the Company and certain other direct and indirect equityholders in the Company, a copy of which is attached as Exhibit 10.13 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2007.

(3) At the time of this disclosure, it has not been determined to which committees of the Company’s board of directors Dr. Nave and Mr. Grunzweig will be named.

(4) As a former director of Station prior to the consummation of the Merger, Dr. Nave’s total compensation for his services to the Company as a member of the board of directors (including all committees thereof) was $360,344 in 2006 and $106,837 in 2007.  These amounts include fees received by Dr. Nave in his capacity as the Chairman of the special committee of independent directors established by the Company’s board of directors to review the Merger proposal received by the Company on December 2, 2006.

As previously disclosed, upon the consummation of the Merger on November 7, 2007, Dr. Nave received cash consideration of approximately $3,641,700 in respect of the shares of the Company’s common stock and the restricted stock and option awards in the Company held by him that were cancelled and converted into the right to receive cash payments pursuant to the Merger Agreement.

The Company’s board of directors has set Dr. Nave’s annual compensation for his services to the Company as a member of the board of directors (including all committees thereof) as $75,000 per year.  Mr. Grunzweig will receive no compensation for his services to the Company as a member of the board of directors.

(e) The description of Mr. Kelley’s Employment Agreement set forth in Item 5.02(c)(3) above is incorporated by reference herein.

A copy of the press release announcing Mr. Warner’s resignation from the Company and the appointment of Mr. Kelley as Executive Vice President and Chief Operating Officer of the Company is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1                           Executive Employment Agreement, dated December 14, 2007, by and between the Company and Kevin Kelley.

99.1                           Press Release dated December 19, 2007.

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date:December 19, 2007	By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President, Chief Accounting Officer and Treasurer

Index to Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, dated December 14, 2007, by and between Station Casinos, Inc. and Kevin Kelley
99.1	Press Release dated December 19, 2007.